FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

09/10/2025

Work Order Item Number:	W2025091001148 - 4708775
Filing Number:	20255164964
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	09/10/2025 12:36:09 PM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: E0310712019-5

Entity Name: BioScience Health Innovations Inc

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
LEGALINC CORPORATE SERVICES INC.*
1810 E SAHARA AVE STE 215, Las Vegas, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0310712019-5
FVAguilar	Filing Number 20255164964
Secretary of State State Of Nevada	Filed On 09/10/2025 12:36:09 PM
	Number of Pages 4

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :

BioScience Health Innovations Inc

Entity or Nevada Business Identification Number (NVID) : **NV20191498224**

2. Restated or Amended and Restated Articles (Select one):
(If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box):
(If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: **51.13%**

Or ☐ No action by stockholders are required

☐ Officer"s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)

Date: 09/10/2025 Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☑ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted
- ☑ Other.

The articles have been amended as follows: (provide article numbers, if available)

Other Articles: The third article of the Articles of Incorporation of Bioscience Health Innovations, Inc. shall be amended by consolidating only the issued Common shares of the corporation on the basis that 4 (four) of such Common shares shall become one (1) Common share. Also, the authorized common shares have increased to 250,000,000. Please see the attached articles of amendment.

ShareName	ShareType	SharesQuantity	SharesValue	ShareTypeName

(attach additional page(s) if necessary)

6. Signature: (Required)

X Darren Lopez — Officer

Signature of Officer, Incorporator or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of
Secretary of State
State Of Nevada

Business Number
E0310712019-5
Filing Number
20255164964
Filed On
09/10/2025 12:36:09 PM
Number of Pages
4

ARTICLES OF AMENDMENT FOR BIOSCIENCE HEA

A NEVADA CORPORATION

Pursuant to the Nevada Revised Statues, Bioscience Health Innovations, Inc. amends its articles of incorporation as follows:

The third article of the Articles of Incorporation of Bioscience Health Innovations, Inc. shall be amended by consolidating only the issued Common shares of the corporation on the basis that 4 (four) of such Common shares shall become one (1) Common share; provided that no fractional shares of the corporation shall be issued in connection with the consolidation and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share upon such consolidation. Upon such consolidation, the third article of the Articles of Incorporation of the Corporation, shall be as follows:

"Article III

AUTHORIZED STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Common Stock authorized to be issued is Two Hundred Fifty Million (250,000,000). The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000). The Preferred Stock and the Common Stock shall each have a par value of $0.0001 per share."

The remainder of Article III shall remain unchanged.